Exhibit 23.0

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Vavrinek, Trine, Day & Co., LLP

Certified Public Accountants & Consultants	VALUE THE DIFFERENCE

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-84518 on Form S-8 for Coast Bancorp of our Report of Independent Registered Public Accounting Firm dated January 18, 2006 regarding the consolidated balance sheets of Coast Bancorp and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004, which report appears in the December 31, 2005 Form 10-KSB filed with the Securities and Exchange Commission.

/s/ Vavrinek, Trine, Day & Co., LLP
Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

March 28, 2006

25231 Paseo De Alicia, Suite 100    Laguna Hills, CA  92653    Tel: 949.768.0833    Fax: 949.768.8408    www.vtdcpa.com

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